UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No.1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2024

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Explanatory Note
This Amendment No. 1 to the Current Report on Form 8-K is being filed to amend the Current Report on Form 8-K, filed by Mitek Systems, Inc. (the “Company”) with the Securities and Exchange Commission on May 13, 2024 (the “Original Report”) in order to update the Company’s disclosures under Item 5.02 of the Original Report.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed in the Original Report, Scott Carter, a member of the Board of Directors of the Company (the “Board”), was appointed as Interim Chief Executive Officer of the Company, effective as of June 1, 2024.
On June 4, 2024, the Company entered into an offer letter with Mr. Carter (the “Offer Letter”) to memorialize the terms of his employment as the Company’s Interim Chief Executive Officer, including certain information regarding the vesting requirements of any equity awards granted to Mr. Carter in connection with his appointment to such position. Pursuant to the Offer Letter, Mr. Carter’s employment is “at will” and may be terminated at any time and for any reason or no reason by either party with or without cause or advance notice.
The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the copy of the Offer Letter, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
The Company previously disclosed in the Original Report that it expected to make certain equity grants to Mr. Carter in connection with his appointment as Interim Chief Executive Officer and on June 4, 2024 (the “Grant Date”), in connection with such appointment and in accordance with the applicable terms of his Offer Letter, the Company granted Mr. Carter performance-based restricted stock units (“Performance-Based RSUs”) for 40,355 shares of the Company’s common stock under the Company’s Amended and Restated 2020 Incentive Plan (the “Plan”), which will vest on the one-year anniversary of the Grant Date if the annual performance criteria based on the performance of the Company’s common stock have been met, subject to Mr. Carter’s Continuous Service (as defined in the Plan) through such date; provided that if (i) the Company appoints a new permanent Chief Executive Officer, (ii) Mr. Carter is removed by the Company as Interim Chief Executive Officer for any reason other than by the Company for Cause (as defined in the Offer Letter) or (iii) Mr. Carter resigns for Good Reason (as defined in the Offer Letter) (each of (i) through (iii) an “Acceleration Event”), then any then-unvested and outstanding Performance-Based RSUs shall remain outstanding and eligible to vest upon satisfaction of the applicable performance criteria, irrespective of Mr. Carter’s Continuous Service as an employee of the Company or as a member of the Board. The annual performance criteria for the Performance-Based RSUs shall be for the percentage increase in value of the Company’s common stock to meet or exceed the percentage increase in value of the Russell 2000 Index over the annual performance period. If (a) the Company’s common stock performance equals or exceeds the performance of the Russell 2000 Index over the annual performance period then the Performance-Based RSUs shall vest in full, (b) the Company’s common stock performance is between 85% and 99.9% of the performance of the Russell 2000 Index, a pro-rata portion of the Performance-Based RSUs (ranging from 50% to 99.9%) will vest or (c) the Company’s common stock performance is below 85% of the performance of the Russell 2000 Index, the Performance-Based RSUs will not vest. On the Grant Date, the Company also granted Mr. Carter time-based restricted stock units (“Time-Based RSUs”) for 40,355 shares of the Company’s common stock under the Plan, which will vest in full on the one year anniversary of the Grant Date, subject to Mr. Carter’s Continuous Service through such date; provided that if an Acceleration Event Occurs, then any then-unvested and outstanding Time-Based RSUs shall vest in full on the date of such Acceleration Event, as the case may be.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated June 4, 2024, by and between Mitek Systems, Inc. and Scott Carter.
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

June 5, 2024	By:	/s/ Dave Lyle
Dave Lyle
Chief Financial Officer